UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 22, 2019

Date of Report (Date of earliest event reported)

Grand Canyon Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34211	20-3356009
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

2600 W. Camelback Road
Phoenix, Arizona	85017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 247-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INTRODUCTORY NOTE

On January 22, 2019, Grand Canyon Education, Inc., a Delaware corporation (“GCE”), announced that it had completed the acquisition of Orbis Education Services, LLC, a Delaware limited liability company (“Orbis Education”). Pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of December 17, 2018 (the “Merger Agreement”), by and among GCE, GCE Cosmos Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of GCE (“Merger Sub”), and Orbis Education, Merger Sub merged with and into Orbis Education, with Orbis Education continuing as the surviving entity (the “Merger”). As a result of the Merger, Orbis Education became a wholly owned subsidiary of GCE.

GCE used the net proceeds from the Senior Credit Facilities (as described below) and cash on hand at GCE to pay the merger consideration in the Merger.

Item 1.01. Entry into a Material Definitive Agreement.

Senior Credit Facilities. Concurrently with the closing of the Merger, GCE entered into an amended and restated credit agreement, dated January 22, 2019, among GCE, Orbis Education, as guarantor, Bank of America, N.A. as administrative agent, swing line lender and letter of credit issuer, and the other lenders named therein (the “Credit Agreement”).  The Credit Agreement provides for a $62.5 million, five-year senior secured revolving credit facility and a $187.5 million, five-year senior secured term loan facility (the “Senior Credit Facilities”).

The Senior Credit Facilities mature five years after the closing of the Senior Credit Facilities and the proceeds thereof were used for one or more of the following: to pay the consideration in connection with the Merger, to repay GCE’s and Orbis Education’s existing debt, and/or to pay the fees and expenses relating to the Merger and the financing transactions.  The senior secured revolving credit facility is available for general corporate purposes, including permitted acquisitions, working capital and the issuance of letters of credit.  All borrowings under the senior secured revolving credit facility will be subject to the satisfaction of customary conditions, including the absence of a default and compliance with representations and warranties.

Under the Credit Agreement, GCE has the right during the period from January 22, 2019 to March 31, 2019 (or such later date as may be agreed to by the administrative agent) to increase the principal amount of the term loan and the aggregate revolving commitments, by an amount of up to $50.0 million, with such additional amount to be allocated 75% to the term loan and 25% to the aggregate revolving commitments.    We anticipate that this right will be exercised prior to January 31, 2019 and the credit facility will be increased to $300.0 million.

Repayment of Loans.  GCE will repay the aggregate principal amount of all revolving loans outstanding by the maturity date. The term facility will be subject to quarterly amortization of principal, commencing with the fiscal quarter ending June 30, 2019, in equal installments of 5% of the original principal amount of the term facility.

Interest and Fees.  The interest rate per annum applicable to loans under the Senior Credit Facilities will be LIBOR plus an applicable margin of 2.0% per annum or, at GCE’s option, the base rate plus an applicable margin of 0.75% per annum. LIBOR will be reset at the beginning of each selected interest period based on the LIBOR rate then in effect.  The base rate is a fluctuating interest rate equal to the highest of (i) the federal funds effective rate from time to time plus 0.50%, (ii) the prime lending rate announced from time to time by the administrative agent, and (iii) LIBOR (after taking account of any applicable floor) applicable for an interest period of one month plus 1.25%. If LIBOR or the base rate is below zero, then such rate will be equal to zero plus the applicable margin.

Prepayments.  Voluntary prepayments of the term loan and the revolving loans and voluntary reductions in the unused commitments are permitted in whole or in part, in minimum amounts as set forth in the Credit Agreement governing the Senior Credit Facilities, with prior notice but without premium or penalty.

Collateral and Guarantees.  The obligations under the Senior Credit Facilities are secured by substantially all of the present and after acquired assets of each of GCE and any subsidiary guarantors (excluding owned and leased real property and certain other assets) (the “Collateral”) including, (a) a perfected first priority pledge of all equity interests of each domestic direct, wholly owned material restricted subsidiary held by GCE, and (b) a perfected first priority security interest in substantially all other tangible and intangible assets of GCE and any subsidiary guarantors (excluding owned and leased real property and certain other assets but including accounts receivable, inventory, equipment, general intangibles, intellectual property and the proceeds of the foregoing).  Subject to certain exceptions, the Senior Credit Facilities are unconditionally guaranteed by GCE and its material domestic subsidiaries.

Covenants and Other Matters.  The Credit Agreement governing the Senior Credit Facilities contains certain covenants that, among other things, limit GCE’s ability, and the ability of certain of its subsidiaries, to incur additional indebtedness; sell assets or consolidate or merge with or into other companies; pay dividends or repurchase or redeem capital stock; make certain investments; issue capital stock of subsidiaries; incur liens; prepay, redeem or repurchase subordinated debt; and enter into certain types of transactions with affiliates. The Credit Agreement governing the Senior Credit Facilities also requires GCE, together with its subsidiaries, to comply with certain financial covenants, including a consolidated leverage ratio, a consolidated fixed charge coverage ratio, and a consolidated tangible net worth test.

Events of default under the Credit Agreement governing the Senior Credit Facilities include customary events such as a cross-default provision with respect to other material debt and upon a change of control (as defined therein).  In addition, an event of default under the Credit Agreement occurs if there is an event of default under GCE’s loan agreement with Grand Canyon University or if the services agreement between GCE and Grand Canyon University is terminated.

Security Agreement. In connection with the entry into the Credit Agreement governing the Senior Credit Facilities, GCE, the subsidiary guarantors and Bank of America, N.A., as administrative agent, entered into an amended and restated security and pledge agreement, dated as of January 22, 2019 (the “Security Agreement”), pursuant to which GCE and the subsidiary guarantors party thereto granted a security interest in the Collateral to the administrative agent as collateral for the Senior Credit Facilities.

The foregoing descriptions of the Credit Agreement governing the Senior Credit Facilities and the Security Agreement related thereto do not purport to be complete and are qualified in their entirety by the full text of these agreements.  Copies of the Credit Agreement and the Security Agreement will be timely filed as exhibits to an upcoming periodic report in accordance with applicable rules and regulations of the Securities and Exchange Commission.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 22, 2019, pursuant to the terms of the Merger Agreement, GCE completed the acquisition of Orbis Education through the merger of Merger Sub with and into Orbis Education, with Orbis Education continuing as the surviving corporation.  As a result of the Merger, all outstanding equity interests of Orbis Education were cancelled and converted into the right to receive the merger consideration of $362.5 million (subject to certain adjustments).

Item 2.03 Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01. Consolidated Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

The financial statements of Orbis Education required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)           Pro Forma Financial Information

The pro forma financial information required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements,” including statements relating to the proposed transaction discussed above.  Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual events to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: the failure of GCE to be able to operate Orbis Education in the manner it was operated prior to the Merger; the effect of the Merger on GCE’s ability to retain key personnel of Orbis Education; and other factors discussed in GCE’s reports on file with the Securities and Exchange Commission. Factors or events that could affect the transactions contemplated herein or cause GCE’s actual results to differ may emerge from time to time, and it is not possible for GCE to predict all of them. GCE undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAND CANYON EDUCATION, INC.

Date: January 23, 2019	By:	/s/ Daniel E. Bachus
Daniel E. Bachus
Chief Financial Officer
(Principal Financial and Principal Accounting Officer)